UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 23, 2007

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On March 23, 2007, the Board of Directors adopted an amendment (the “Amendment”) to the 2007 Employee Equity Participation Plan (the “2007 Plan”).  The 2007 Plan as amended is subject to the approval of the Corporation’s Shareholders.  The 2007 Plan is described in Covance’s Proxy Statement for its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 21, 2007, at which Covance is seeking Shareholder approval of the 2007 Plan.  The Amendment prohibits the payment of cash for options and SARs which have an exercise or grant price lower than the then fair market value of the Company’s common stock and, in connection with the limited circumstances in which Awards may be transferred, prohibits the transfer of Awards for value or consideration.  The Company has never made any cash payments for options or SARs.

The following is additional information relating to the Company’s equity plans.  The weighted average term to expiration of options issued under equity compensation plans approved by security holders and equity compensation plans not approved by security holders was 5.6 years and 7.7 years, respectively, at February 28, 2007.  Also at February 28, 2007, the total number of unvested performance share and restricted stock awards outstanding was 634,979 and there were 110,600 shares available for grant under Covance’s Non-Employee Directors’ Stock Option Plan, the term of which shall end on March 15, 2008.  At March 13, 2007, the record date for the Company’s Annual Meeting of Shareholders, there were 64,381,647 shares of common stock of the Company issued and outstanding.

The Amendment is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Amendment No. 1 to the 2007 Employee Equity Participation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: March 29, 2007	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the 2007 Employee Equity Participation Plan.